SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293 (Commission File Number)	43-1309065 (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri (Address of Principal Executive Offices)	63301 (Zip Code)

(636) 946-6525 (Registrant's Telephone Number, Including Area Code)

Item 5.    Other Events

        In connection with the previously announced action plan of LMI Aerospace, Inc. (the “Company”), in the last three days, the Company has notified the employees at its St. Charles facility that approximately 60 of the facility’s approximately 300 employees will be terminated in the next four months. Twenty employees will be terminated on July 18, an additional 20 employees will be terminated on September 12, and the remaining employees will be terminated on October 12 of this year. The Company estimates that the severance and other one-time expenses associated with these terminations will be approximately $100,000.

        This Form 8-K includes forward-looking statements related to the Company’s outlook for 2003 and future periods, which are based on current management expectations. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from the forward-looking statements as a result, among other things, of the factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Please refer to the introductory disclosures beginning on page one and under the heading Risk Factors starting on page 3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for more details.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   July 23, 2003

LMI AEROSPACE, INC.

By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Chief Financial Officer and Secretary